Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6

*CUSIP:   21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2006.

INTEREST ACCOUNT
----------------

Balance as of   February 15, 2006.....                                    $0.00
        Swap Receipt Amount.....                                    $339,853.30
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Swap Distribution Amount.....                                    -$0.00
        Distribution to the Holders.....                            -339,853.30
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of  May 15, 2006.....                                          $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of  February 15, 2006.....                                     $0.00
        Scheduled principal payment received on                           $0.00
        securities.....

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of  May 15, 2006.....                                          $0.00

                 UNDERLYING SECURITIES HELD AS OF May 15, 2006

         Principal
          Amount                              Title of Security
         ---------                            -----------------
         $25,000,000          Goldman Sachs Capital I, 6.345% Capital Securities
                              due February 15, 2034
                              *CUSIP:  38143VAA7

                      CREDIT SUPPORT AS OF May 15, 2006

         Notional
          Amount                              Title of Security
        ---------                             -----------------
        $25,000,000            Swap Agreement Dated as of March 19, 2004 between
                               the Trust and Lehman Brothers Special Financing
                               Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.